Exhibit 99.1
AMENDED AND RESTATED EMPLOYMENT AGREEMENT
     This Amended and Restated Employment Agreement (the “AMENDED AGREEMENT”) is entered into as of January 21, 2011 (the “EFFECTIVE DATE”) between Keynote Systems Inc. (the “COMPANY”), and Umang Gupta, a resident of California (“EXECUTIVE”).
R E C I T A L S
     A. Executive has served the Company as its Chairman, President, and Chief Executive Officer since December 1997.
     B. The Company and Executive wish to amend and restate Executive’s employment agreement in order to provide for a fixed period of employment for Employee as well as a modification of certain of the arrangements with respect to Executive’s separation compensation, and to capture in a single, integrated agreement the relevant terms and conditions of Executive’s employment with the Company.
     Now therefore, in consideration of the promises and the terms and conditions set forth in this Amended Agreement, the parties agree as follows:
     1. POSITION. During the Term (as defined in Section 4) of this Amended Agreement, the Company will employ Executive, and Executive will serve the Company in the capacity of Chairman, President and Chief Executive Officer. Executive will report directly to the Company’s Board of Directors.
     2. DUTIES. During the Term Executive will have full responsibility for managing the Company, including responsibility for firing and hiring employees of the Company.
     3. DEDICATION OF TIME AND EFFORT. Executive agrees to devote substantially all of his professional time, attention and efforts to the performance of his duties under this Amended Agreement. Executive may engage in civic and not-for-profit activities and serve in advisory and director capacities with privately-held businesses not competitive with the present or contemplated business of the Company, as long as such activities do not interfere with the performance of Executive’s duties hereunder. Executive may serve on the board of a publicly-held entity provided that he has (A) consistent with the Company’s Corporate Governance Guidelines, notified the Board and the Nominating and Governance Committee of his desire to do so, and (B) obtained the prior consent of the Board, not to be unreasonably withheld. Executive agrees to be bound by the policies and procedures of the Company now or hereafter in effect relating to the conduct of employees.
     4. TERM OF EMPLOYMENT. The Term of this Amended Agreement, unless earlier terminated as provided in Section 7, will expire on September 30, 2015.

     5. COMPENSATION AND BENEFITS.
          5.1 BASE SALARY. The Company agrees to pay Executive an annual salary at a stated rate (i.e. prior to adjustments on account of the salary reduction plan implemented April 1, 2009) of Three Hundred Thirty Thousand Dollars ($330,000.00), or in the event of any portion of a year, a pro rata amount of such annual salary. Executive’s annual salary will be payable as earned in accordance with the Company’s customary payroll practice.
          5.2 BONUS. Executive will be eligible to receive an annual bonus, on the terms and subject to the conditions set forth from time to time by the Board of Directors, with the target bonus amount set at $220,000 per year (with a potential for bonus payments greater than the target amount based upon overachievement of the goals and objectives established by the Board or the Compensation Committee for bonus eligibility). Any such bonus, less applicable deductions, shall be paid to Executive not later than the later of (i) the 15th day of the third month following the end of the fiscal year for which the bonus is payable and (ii) March 15 of the calendar year following the year for which the bonus is payable.
          5.3 ADDITIONAL BENEFITS. Executive will be eligible to participate in the Company’s employee benefit plans of general application, in accordance with the rules established for individual participation in any such plan. Executive shall be entitled each year to similar vacation benefits as are generally made available to other employees. Executive shall also be entitled to reasonable holidays and illness days with full pay in accordance with the Company’s policy from time to time in effect.
          5.4 EXPENSES. The Company will reimburse Executive for all reasonable and necessary expenses incurred by Executive in connection with the Company’s business provided that such expenses are in accordance with applicable policy set by the Board from time to time and are properly documented and accounted for in accordance with the policy of the Company.
     6. EXPIRATION OF STOCK OPTION. In the event of a termination of Executive’s employment to which Section 8.2(e) below is not applicable, the stock option referenced therein will remain exercisable until the earlier of (a) February 3, 2016 or (b) two years after the date on which Executive ceases to provide services as a director of the Company.
     7. EMPLOYMENT AND TERMINATION. Executive’s employment with the Company is “at will” and the employment relationship may be terminated at any time, at the option of Executive or the Company, as described in Section 7.1. If Executive’s employment with the Company is terminated by Executive or the Company, then Executive shall be entitled to receive any compensation earned and reimbursements due through the effective date of termination pursuant to Sections 5.1 through 5.4, and Executive shall also be entitled to such severance and other benefits described in Section 8 as are applicable to the particular circumstances, as described in Section 7.1, of the termination of Executive’s employment.
          7.1 EVENTS OF TERMINATION. Executive’s employment with the Company shall terminate upon any one of the following:
               (a) Upon the effective date of a written notice sent to Executive stating the Company’s determination made in good faith that it is terminating Executive for “Cause” as defined under Section 7.2 below (“TERMINATION FOR CAUSE”), provided, that if the

“Cause” for termination is defined in Section 7.2(c), then the Company will give Executive written notice of such failure (a “CAUSE NOTICE”), and if Executive fails to cure such failure to the reasonable satisfaction of the Board of Directors within thirty (30) days after the Company gives the Cause Notice, then the Company may immediately terminate Executive’s employment, and such termination will be deemed to be for “Cause” hereunder; or
               (b) thirty (30) days after the effective date of a written notice sent to Executive stating the Company’s determination made in good faith that, due to a mental or physical incapacity, Executive has been unable to perform his duties under this Agreement for a period of not less than six (6) consecutive months (“TERMINATION FOR DISABILITY”); or
               (c) Executive’s death (“TERMINATION UPON DEATH”); or
               (d) the effective date of a written notice sent to the Company from Executive stating Executive’s determination made in good faith of “Constructive Termination” by the Company, as defined under Section 7.3 below (“CONSTRUCTIVE TERMINATION”); or
               (e) the effective date of a notice sent to Executive from the Company stating that the Company is terminating his employment, without cause, which notice can be given by the Company at any time for any reason or for no reason, or expiration of the Term (either, a “TERMINATION WITHOUT CAUSE”); or
               (f) the effective date of a notice sent to the Company from Executive stating that Executive is electing to terminate his employment with the Company (“VOLUNTARY TERMINATION”).
          7.2 “CAUSE” DEFINED. For purposes of this Agreement, “Cause” for Executive’s termination will exist at any time after the happening of one or more of the following events:
               (a) any willful act or acts of dishonesty undertaken by Executive and intended to result in substantial gain or personal enrichment of Executive at the expense of the Company;
               (b) any willful act of gross misconduct which is materially and demonstrably injurious to the Company; or
               (c) the willful and continued failure to substantially perform Executive’s duties with the Company (other than incapacity due to physical or mental illness).
     No act, or failure to act, by Executive shall be considered “willful” if done, or omitted to be done, by him in good faith and in the reasonable belief that his act or omission was in the best interest of the Company and/or required by applicable law.
          7.3 “CONSTRUCTIVE TERMINATION” DEFINED. “Constructive Termination” shall mean:
               (a) a material reduction in Executive’s salary or benefits not agreed to by Executive;

               (b) a material change in Executive’s responsibilities not agreed to by Executive; or
               (c) a Sale of the Company(as defined in Exhibit A) if Executive is not the Chief Executive Officer of the resulting combined entity.
     Notwithstanding the foregoing, a Constructive Termination shall not occur unless Executive has provided notice to the Company of the existence of the condition constituting a Constructive Termination within 90 days of its initial occurrence, the Company has failed to cure such condition within 30 days following receipt of such notice and Executive has terminated his employment not more than two years following the initial occurrence of such condition.
          7.4 NATURAL TRANSITION. The Company and Executive also wish to provide for their respective rights and obligations should they mutually agree to engage Executive in the process of recruiting a successor Chief Executive Officer and assisting in that person’s transition into his or her responsibilities as the Company’s CEO (a “NATURAL TRANSITION”). Executive’s responsibilities in any Natural Transition would include (i) assisting in the identification, selection, and recruitment of a successor CEO, (ii) working with the Board of Directors and successor CEO to design and implement a transition process that is optimal for the Company, and (iii) during such period of up to twelve (12) months after termination of employment as may be mutually agreed by the Company and Executive (the “TRANSITION PERIOD”) making himself available on a mutually acceptable schedule for, and providing, such assistance and guidance, strategic and otherwise, as the Company or the successor CEO may request (but not to exceed 25% of his working time during such period, considered in the aggregate and exclusive of Executive’s duties and responsibilities as Chairman) in such areas as operations, marketing, competition, sales, investor relations, and the like. Notwithstanding anything to the contrary suggested by the preceding sentences of this Section 7.4, neither Executive nor the Company shall have any obligation to engage in a Natural Transition.
          7.5 SEPARATION FROM SERVICE. To receive any payment under the Agreement, termination of Executive’s employment with the Company shall be a “separation from service” within the meaning of Section 409A of the Code and Treas. Reg. 1.409A-1(h) thereunder.
     8. EFFECT OF TERMINATION.
          8.1 TERMINATION FOR CAUSE OR VOLUNTARY TERMINATION. In the event of any termination of Executive’s employment pursuant to Section 7.1(a), or Section 7.1(f) including a Voluntary Termination that is a Natural Transition, the Company shall pay to Executive the compensation and benefits otherwise payable to Executive under Sections 5.1, 5.2 and 5.3, and after the date of termination the Company shall continue to pay to Executive benefits payable under Section 5.4 but, except as provided in the two following sentences of this Section 8.1, shall have no further obligations to Executive under Sections 5.1, 5.2 and 5.3. Executive’s rights under the Company’s benefit plans of general application shall be determined under the provisions of those plans. In addition, if in the event of a Voluntary Termination Executive gives the Company advance notice of not less than three (3) months of his Voluntary Termination and provides such assistance through the date of termination as the Board of Directors may reasonably request to support a successful transition, the Company shall also pay to Executive (not later than the 15th day of the third month following the end of the fiscal year in which termination occurs) a ratable portion of his Section 5.2 target bonus amount, for each completed quarter in the fiscal year in which termination occurs, to the extent the goals and objectives established by the Board or Compensation Committee for bonus eligibility have, considered in the aggregate for the completed fiscal quarters, been achieved.
          8.2 TERMINATION FOR DEATH OR DISABILITY. In the event of termination of employment pursuant to Section 7.1(b) or (c),
               (a) the Company shall pay to Executive the compensation and benefits otherwise payable to Executive under Sections 5.1, 5.2 and 5.3 through the date of termination,
               (b) for twelve (12) months after the termination of Executive’s employment, the Company shall continue to pay Executive (or Executive’s estate if applicable) his salary under Section 5.1 at Executive’s then-current salary (adjusted to include a ratable portion of any bonus paid or payable to Executive with respect to the preceding fiscal year), less applicable withholding taxes, payable on the Company’s normal payroll dates during that period, and shall continue (or reimburse, to the extent required by Section 409A of the Code) the compensation and benefits under Sections 5.3 and 5.4,
               (c) Executive shall receive other severance and disability payments as provided in the Company’s standard benefit plans,
               (d) the vesting of any equity awards held by Executive shall be accelerated (with any “cliff” vesting provisions first removed) so that the equity awards are vested through the twelve month anniversary of the date of termination, and
               (e) the post-termination exercise period for Executive’s stock option No. 991560 (granted February 3, 2006) shall be twenty-four (24) months following the date of termination.
          8.3 CONSTRUCTIVE TERMINATION OR TERMINATION WITHOUT CAUSE. In the event of any termination of this Agreement pursuant to Section 7.1(d) or Section 7.1(e), including a Termination Without Cause that is a Natural Transition to which Section 8.4 is not applicable:
               (a) the Company shall pay (or reimburse, to the extent required by Section 409A of the Code) to Executive the compensation and benefits otherwise payable to Executive under Sections 5.1, 5.2 and 5.3 through the date of termination,
               (b) for twelve (12) months after the termination of Executive’s employment, the Company shall continue to pay Executive his salary under Section 5.1 at Executive’s then-current salary (adjusted to include a ratable portion of any bonus paid or payable to Executive with respect to the preceding fiscal year), less applicable withholding taxes, payable on the Company’s normal payroll dates during that period (the “CASH SEVERANCE”), and shall continue (or reimburse, to the extent required by Section 409A of the Code) his benefits under Sections 5.3 and 5.4, and

               (c) the vesting of any equity awards held by Executive shall be accelerated (with any “cliff” vesting provisions first removed) so that the equity awards are vested through the eighteen month anniversary of the date of termination.
          8.4 ADDITIONAL BENEFITS UPON TERMINATION FOLLOWING A SALE OF THE COMPANY. In the event that there is a Sale of the Company and the Company (or its successor) terminates Executive’s employment other than for Cause or Executive terminates his employment in a Constructive Termination, in either case within twelve (12) months after a Sale of the Company, then Executive will be entitled to receive: (i) a lump-sum payment of the Cash Severance described in Section 8.3, and (ii) full acceleration of Executive’s unvested stock options and RSUs (which will be settled within thirty (30) days of such event (the “CHANGE OF CONTROL SEVERANCE”)). Executive’s entitlement to the Change of Control Severance is subject to Executive’s executing and not revoking a release and waiver of claims in favor of the Company within such thirty (30) day period.
          8.5 SECTION 409A MATTERS. Notwithstanding anything else provided herein, to the extent any payments provided under this Amended Agreement in connection with Executive’s termination of employment constitute deferred compensation subject to Section 409A of the Code, and Executive is deemed at the time of such termination of employment to be a “specified Executive” under Section 409A, then such payment shall not be made or commence until the earlier of (i) the expiration of the 6-month period measured from Executive’s separation from service from the Company or (ii) the date of Executive’s death following such a separation from service; provided, however, that such deferral shall only be effected to the extent required to avoid adverse tax treatment to Executive including, without limitation, the additional twenty-percent (20%) tax for which Executive would otherwise be liable under Section 409A(a)(1)(B) in the absence of such a deferral. The first payment thereof will include a catch-up payment covering the amount that would have otherwise been paid during the period between Executive’s termination of employment and the first payment date but for the application of this provision, and the balance of the installments (if any) will be payable in accordance with their original schedule. Except as otherwise expressly provided herein, to the extent any expense reimbursement or the provision of any in-kind benefit under this Amended Agreement is determined to be subject to Section 409A of the Code, the amount of any such expenses eligible for reimbursement, or the provision of any in-kind benefit, in one calendar year shall not affect the expenses eligible for reimbursement in any other taxable year (except for any lifetime or other aggregate limitation applicable to medical expenses), in no event shall any expenses be reimbursed after the last day of the calendar year following the calendar year in which Executive incurred such expenses, and in no event shall any right to reimbursement or the provision of any in-kind benefit be subject to liquidation or exchange for another benefit. To the extent that any provision of this Amended Agreement is ambiguous as to its compliance with Section 409A, the provision will be read in such a manner so that all payments hereunder comply with Section 409A. To the extent any payment under this Amended Agreement may be classified as a “short-term deferral” within the meaning of Section 409A, such payment shall be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A.
          8.6 PARACHUTE PAYMENTS. In the event that the severance and other benefits provided for in this Amended Agreement or otherwise payable to Executive (i) constitute “parachute payments” within the meaning of Section 280G of the Code and (ii) but for this Section, would be subject to the excise tax imposed by Section 4999 of the Code, then, at

Executive’s discretion, Executive’s severance and other benefits under this Amended Agreement shall be payable either (i) in full, or (ii) as to such lesser amount which would result in no portion of such severance and other benefits being subject to the excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by Executive on an after-tax basis, of the greatest amount of severance benefits under this Amended Agreement, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code. Any reduction shall be made in the following manner: first a pro rata reduction of (i) cash payments subject to Section 409A of the Code as deferred compensation and (ii) cash payments not subject to Section 409A of the Code, and second a pro rata cancellation of (i) equity-based compensation subject to Section 409A of the Code as deferred compensation and (ii) equity-based compensation not subject to Section 409A of the Code. Reduction in either cash payments or equity compensation benefits shall be made pro rata between and among benefits which are subject to Section 409A of the Code and benefits which are exempt from Section 409A of the Code.
     9. MISCELLANEOUS.
          9.1 ARBITRATION. Executive and the Company shall submit to mandatory binding arbitration in any controversy or claim arising out of, or relating to, this Amended Agreement or any breach hereof. Such arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association in effect at that time, and judgment upon the determination or award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator is hereby authorized to award to the prevailing party the costs (including reasonable attorneys’ fees and expenses) of any such arbitration.
          9.2 SEVERABILITY. If any provision of this Amended Agreement shall be found by any arbitrator or court of competent jurisdiction to be invalid or unenforceable, then the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable and to the extent that to do so would not deprive one of the parties of the substantial benefit of its bargain. Such provision shall, to the extent allowable by law and the preceding sentence, be modified by such arbitrator or court so that it becomes enforceable and, as modified, shall be enforced as any other provision hereof, all the other provisions continuing in full force and effect.
          9.3 NO WAIVER. The failure by either party at any time to require performance or compliance by the other of any of its obligations or agreements shall in no way affect the right to require such performance or compliance at any time thereafter. The waiver by either party of a breach of any provision hereof shall not be taken or held to be a waiver of any preceding or succeeding breach of such provision or as a waiver of the provision itself. No waiver of any kind shall be effective or binding, unless it is in writing and is signed by the party against whom such waiver is sought to be enforced.
          9.4 ASSIGNMENT. This Amended Agreement and all rights hereunder are personal to Executive and may not be transferred or assigned by Executive at any time. The Company may assign its rights, together with its obligations hereunder, to any parent, subsidiary, affiliate or successor, or in connection with any sale, transfer or other disposition of all or substantially all of its business and assets, provided, however, that any such assignee assumes all of the Company’s obligations hereunder.

          9.5 WITHHOLDING. All sums payable to Executive hereunder shall be reduced by all federal, state, local and other withholding and similar taxes and payments required by applicable law.
          9.6 ENTIRE AGREEMENT. This Amended Agreement, together with the Employee Invention Assignment and Confidentiality Agreement between Executive and the Company, constitutes the entire and only agreement between the parties relating to employment of Executive with the Company, and this Amended Agreement supersedes and cancels any and all previous contracts, arrangements or understandings with respect thereto; provided, however, that except as expressly set forth herein, this Amended Agreement does not modify the terms of any currently outstanding stock option or restricted stock unit award.
          9.7 AMENDMENT. This Amended Agreement may be amended, modified, superseded, cancelled, renewed or extended only by an agreement in writing executed by both parties hereto.
          9.8 NOTICES. All notices and other communications required or permitted under this Amended Agreement shall be in writing and hand delivered, sent by telecopier, sent by registered first class mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and other communications shall be effective upon receipt if hand delivered or sent by telecopier, five (5) days after mailing if sent by mail, and one (l) day after dispatch if sent by express courier, to the following addresses, or such other addresses as any party shall notify the other parties:

If to the Company:	Keynote Systems Inc.
777 Mariners Island Boulevard,
San Mateo, CA 94404

Telecopier:	(650) 403-5512
Attention: Chief Financial Officer

If to Executive:	Umang Gupta
at the last residential address known by the Company
          9.9 BINDING NATURE. This Amended Agreement shall be binding upon, and inure to the benefit of, the successors and personal representatives of the respective parties hereto.
          9.10 HEADINGS. The headings contained in this Amended Agreement are for reference purposes only and shall in no way affect the meaning or interpretation of this Amended Agreement. In this Amended Agreement, the singular includes the plural, the plural included the singular, the masculine gender includes both male and female referents, and the word “or” is used in the inclusive sense.
          9.11 COUNTERPARTS. This Amended Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which, taken together, constitute one and the same agreement.

          9.12 GOVERNING LAW. This Agreement and the rights and obligations of the parties hereto shall be construed in accordance with the laws of the State of California, without giving effect to the principles of conflict of laws.
          9.13 ATTORNEYS’ FEES. In the event of any claim, demand or suit arising out of or with respect to this Agreement, the prevailing party shall be entitled to reasonable costs and attorneys’ fees, including any such costs and fees upon appeal.

     IN WITNESS WHEREOF, the Company and Executive have executed this Amended and Restated Employment Agreement as of the date first above written.

KEYNOTE SYSTEMS INC.		EXECUTIVE

By:	/s/ JENNIFER M. JOHNSON	By:	/s/ UMANG GUPTA

	Jennifer M. Johnson		Umang Gupta
Chair of Compensation Committee of Board of Directors

EXHIBIT A
A “Sale of the Company” means sale or other disposition of all or substantially all of the assets of the Company, or any merger or consolidation of the Company with or into any other corporation or corporations or other entity, or any other corporate reorganization in which more than 50% of the Company’s voting power is transferred. This definition of Sale of the Company is intended to conform to the definitions of “change in ownership of a corporation” and “change in ownership of a substantial portion of a corporation’s assets” provided in Treasury Regulations Sections 1.409A-3(i)(5)(v)-(vii)

Initialed by Umang Gupta	/s/ UG

Initialed by Jennifer Johnson	/s/ JJ